UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007 (September 30, 2007)

PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

25 Phillips Parkway
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 26, 2007, we acquired substantially all of the assets and substantially all of the liabilities of Tandem Energy Corporation, a Colorado corporation (“TEC”), including approximately $42 million of TEC's debt, in exchange for the issuance of 7,692,308 shares of our common stock (the “Acquisition”). TEC is a independent oil and gas exploration and production company with properties located principally in Texas and New Mexico.

We reported certain details of the Acquisition in a Form 8-K that we filed with the Securities and Exchange Commission on November 1, 2007 (the “Acquisition Form 8-K”).

We are filing herewith an amendment to the Acquisition Form 8-K. The purposes of this amendment are to furnish an update to our risk factors, and to furnish the financial information for Tandem Energy Holdings, Inc. (“Tandem”), the parent company of TEC, as of and for the period ended September 30, 2007. Prior to the Acquisition, Tandem’s assets consisted solely of its investment in TEC, and, accordingly, the consolidated financial statements of Tandem represent the assets we acquired and liabilities we assumed in the Acquisition.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1	Financial information with respect to the acquired business as of and for the quarter ended September 30, 2007
99.2	Tandem’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Risk Factors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: December 14, 2007
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer

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